November 16, 2006


VIA EDGAR

Houghton Hallock, Esq.
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

        RE:   OLD MUTUAL 2100 EMERGING MANAGERS FUND, L.L.C.
              REGISTRATION FILE NOS. 333-133700 AND 811-21898
              PRE-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT ON FORM N-2

Dear Mr. Hallock:

          On behalf of Old Mutual 2100 Emerging Managers Fund, L.L.C. (the "Fund"), we are hereby filing Pre-Effective Amendment No. 1 to the Fund's Registration Statement on Form N-2 (the "Amendment") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"). The Amendment is being filed in order to respond to your comments to the Fund's Registration Statement on Form N-2 filed on May 1, 2006, as discussed with me on July 10, 2006, August 8, 2006 and
September 12, 2006, and to make such other changes as the Fund deems appropriate. Below, we describe the changes we have made in response to your comments and provide the information you requested.

          We have also attached a request for accelerated effectiveness pursuant to Rule 461 under the Securities Act, executed by duly authorized officers of the Fund and its underwriter. It is requested that the effectiveness of the Fund's Registration Statement be accelerated to November 16, 2006 or as soon as practical thereafter.

          For your convenience, your comments are italicized, numbered and presented in summary form below and each comment is followed by our response.

          Capitalized terms used but not defined in this letter have the same meanings given in the Amendments.

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November 16, 2006
Page 2


          1. PLEASE INDICATE THE SUBSECTION OF RULE 415 UNDER THE SECURITIES ACT THAT THE FUND IS RELYING ON TO CONDUCT THEIR OFFERING.

          The Fund is relying on Rule 415(a)(1)(ix) to offer its securities on a continuous basis.

          2. PLEASE CONFIRM THAT THE FUND WILL REPURCHASE ITS SECURITIES IN RELIANCE ON SECTION 23(C)(2) OF THE 1940 ACT.

          The Fund will repurchase its securities in reliance on Section 23(c)(2) of the 1940 Act.

          3. PLEASE REVISE THE "SUMMARY OF FUND EXPENSES" SECTION OF THE FUND'S PROSPECTUS CONTAINED IN THE FUND'S REGISTRATION STATEMENT TO DISCLOSE THE FACT THAT THE FUND WILL BEAR ITS PORTION OF ITS MASTER FUND'S OPERATING EXPENSES.

          The requested change has been made to page 15 of the prospectus included in the Fund's Registration Statement.

          4. PLEASE REVISE THE TABLE IN THE "SUMMARY OF FUND EXPENSES" SECTION OF THE FUND'S PROSPECTUS CONTAINED IN THE FUND'S REGISTRATION STATEMENT TO INDICATE IN THE TABLE THE AMOUNT WAIVED UNDER THE FUND'S EXPENSE LIMITATION AGREEMENT AS WELL AS THE TOTAL FUND EXPENSE RATIO WITHOUT TAKING INTO ACCOUNT THE AMOUNT WAIVED OR REIMBURSED.

          The requested change has been made.

          5.  PLEASE  CONFIRM  THAT  ONLY  THE  OPERATING  EXPENSES   (INCLUDING
ORGANIZATION AND OFFERING EXPENSES) OF THE FUND AND NOT OF THE PORTFOLIO FUNDS ARE COVERED BY THE FUND'S EXPENSE LIMITATION AGREEMENT WITH THE ADVISER.

          Only the operating expenses of the Fund are covered by the Fund's Expense Limitation Agreement.

          6. PLEASE CONFIRM THAT IT IS NOT CURRENTLY EXPECTED THAT THE FUND WILL HAVE PORTFOLIO ACCOUNTS.

          It is not currently expected that the Fund will establish Portfolio Accounts. In fact, most references to Portfolio Accounts have been deleted.

          7. PLEASE CLARIFY IN THE PRICING TABLE ON THE COVER PAGE OF THE FUND'S PROSPECTUS CONTAINED IN THE FUND'S REGISTRATION STATEMENT THE IMPACT THE IMPOSITION OF THE MAXIMUM SALES LOAD WILL HAVE ON THE TOTAL PROCEEDS EXPECTED TO BE RECEIVED BY THE FUND.

          The requested change has been made.

          8. PLEASE CONFIRM THAT IT IS NOT EXPECTED THAT THE FUND WILL BE TREATED AS A PUBLICLY TRADED PARTNERSHIP.

          The Fund will not be listed for trading on a national securities exchange. Further, the Fund imposes restrictions on the transferability of Interests and the timing of the Fund's offers to

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November 16, 2006
Page 3


repurchase Interests. Based on these and other relevant factors, counsel to the Fund will render its opinion that the Fund will not be treated as a publicly traded partnership.

          9. PLEASE REVISE THE PLAN OF DISTRIBUTION SECTION OF THE FUND'S PROSPECTUS TO DISCLOSE THAT THE DISTRIBUTOR MAY HIRE SELECTED DEALERS.

          The relevant changes have been made.

          10. PLEASE REVISE THE FUND'S PROSPECTUS TO MAKE DISCLOSURE CONCERNING THE FUND'S EXPOSURE TO PORTFOLIO FUNDS THAT ALLOCATE ASSETS TO "SIDE POCKETS."

          The requested disclosure has been added to the "Investment Practices and Related Risk Factors," "Additional Risk Factors" and "Capital Accounts and Allocations" sections of the Fund's prospectus contained in the Fund's Registration Statement.

          11. PLEASE CLARIFY THE RELATIONSHIP BETWEEN AN INVESTOR'S INTEREST IN THE FUND AND THE NET ASSET VALUE OF THE FUND.

          The  requested  clarification  has  been  made  to the  "Purchases  of
Interests"   sections  of  the  Fund's   prospectus   contained  in  the  Fund's
Registration Statement.

               In addition to the foregoing, the Fund acknowledges that:

               o The Fund is responsible for the adequacy and accuracy of the disclosure in the filing;

               o Staff comments or changes to disclosure in response to staff comments in the filing reviewed by the staff do not foreclose the Commission from taking any action with respect to the filing; and

               o The Fund may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

          The Fund believes that these responses fully address your comments. If you have any questions regarding this response or require further information, please call me at (212) 756-2131. Thank you for your assistance regarding this matter.

                                    Very truly yours,


                                    /s/ George Silfen
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